UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2004

Date of Report (Date of earliest event reported)

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701

                                    (Address of principal executive offices)                         (Zip Code)

407-741-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

International Assets Holding Corporation (the “Company”) announced today that it is considering raising up to $10 million through a private placement of convertible subordinated notes. The specific terms of the securities to be offered are expected to be finalized within the next few weeks. The offering is subject to market conditions and other factors.

The proceeds from the offering will be used by the Company to grow and expand its international trading activities.

Any securities that may be offered will not be registered under the United States Securities Act of 1933, as amended, or applicable state securities law, and may not be offered or sold in the United States absent registration under the Securities Act and applicable securities laws or available exemptions from the registration requirements.

The announcement shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering sold would be unlawful.

Item 7. Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release

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Signatures

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION

Date: 01/05/04	/s/ Sean M. O’Connor

Sean M. O’Connor Chief Executive Officer

Date: 01/05/04	/s/ Jonathan C. Hinz

Jonathan C. Hinz Chief Financial Officer

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Exhibit Index

Exhibit	Description

99.1	Press Release

4